Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Item 8. Exhibits” and to the use of our report dated May 15, 2024, with respect to the consolidated financial statements of Genius Group Limited as of and for the year ended December 31, 2023 in this Form S-8 filed with the Securities and Exchange Commission.

June 26, 2024

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